Exhibit 99.1

Alaska Communications Systems Reports First Quarter 2012 Results

ANCHORAGE, Alaska--(BUSINESS WIRE)--May 1, 2012--Alaska Communications Systems Group, Inc. (“ACS”) (NASDAQ:ALSK) today reported financial results for its first quarter ended March 31, 2012.

“We are in the early stages of executing on our business plan and our results reflect the impact of initial investments we have made in our business. This quarter also saw the launch of several new products, including the most recent launch of the iPhone. We remain focused on executing to our business plan which is all about driving top line growth and de-levering the balance sheet,” said Anand Vadapalli, Alaska Communications president and CEO.

Financial Highlights: First Quarter 2012 Compared to First Quarter 2011

  Excluding $5.2 million of out-of-period access and CETC revenue recognized in Q1 2011, revenues of $85.9 million increased $4.5 million, or 5.5 percent.
    Business and Wholesale revenue increased by $2.2 million, or 9.0 percent. Broadband revenue increased $1.1 million, or 15.6 percent, partially offset by a $0.4 million decrease in voice revenue. Wholesale and other increased by $1.5 million benefiting from a $0.6 capacity exchange with another carrier.
    Consumer revenue decreased by $0.3 million, or 3.0 percent due primarily to lower voice revenue.
    Wireless revenue increased by $1.8 million, or 6.6 percent, with increased roaming revenue of $2.6 million partially offset by $0.8 lower net retail service, equipment and other revenue.
    Excluding the prior year benefit from the release of $3.4 million CETC reserves and $1.8 million other out-of-period revenue, Access and CETC revenue increased by $0.9 million.
  Exclusive of the out-of-period revenue recorded in the first quarter of 2011, EBITDA of $26.0 million decreased $0.5 million.
    Costs of services and sales increased $2.3 million, or 6.9 percent, due in part to increases of $1.8 million in Intrastate access expense, and the impact of the capacity exchange arrangement.
    Selling, general and administrative expenses increased by $2.2 million, or 9.5 percent. The increase was in-line with management expectations and was related to $1.7 million higher selling, marketing and advertising expenses, and $0.6 million in process improvement and other strategic initiatives.

Metric Highlights: First Quarter 2012 Compared to Fourth Quarter 2011

  Wireless connections decreased from 117,559 to 117,156 and churn was relatively unchanged at 2.3 percent.
  Retail wireless ARPU decreased by 3.2 percent to $51.83. Decrease in voice ARPU was partially offset by an increase in broadband ARPU to $17.35.
  Broadband consumer connections decreased by 294 to 38,449, while ARPU increased from $36.52 to $37.56.
  Broadband business connections decreased by 67 to 19,076, while ARPU increased from $140.37 to $141.60.

“We are reporting our results to reflect the way we manage ACS. The press release presents revenue categorized by our targeted customer groups. These customer groups consist of business and wholesale, consumer, wireless, and access and CETC. We are reporting EBITDA on a consolidated basis and are no longer reporting wireline and wireless segments. We also began the process of delevering our balance sheet, and reduced our level of debt by $5.3 million in the first quarter,” said Wayne Graham, ACS chief financial officer.

“We are pleased with the early success of the iPhone, which was launched April 20, 2012. Given higher equipment subsidies associated with this device we believe previous guidance on EBITDA and free cash flow will be impacted. Once we have a more extended selling period to make an accurate assessment, we will provide updated guidance numbers,” concluded Graham.

Conference Call

The Company will host a conference call and live webcast today at 5:00 p.m. Eastern Time. Parties in the United States and Canada can call 800-762-8779 to access the conference call. Parties outside the United States and Canada can access the call at 480-629-9866. The webcast will be archived for a period of 90 days. A telephonic replay of the conference call will also be available two hours after the call and will run until Tuesday, May 8, 2012 at midnight Eastern Time. To hear the replay, parties in the United States and Canada can call 800-406-7325 and enter pass code 4531650. Parties outside the United States and Canada can call 303-590-3030 and enter pass code 4531650.

Revenue Mix – Schedule 5 Enhancements

Additional information regarding an illustrated mapping of Q1 2012 revenues is available in the Frequently Asked Questions (FAQs) section of the Alaska Communications website. Select the question: How can I find more information on Alaska Communications enhanced Q1 2012 revenue mapping?

About Alaska Communications

Headquartered in Anchorage, Alaska Communications Systems Group, Inc. (Nasdaq: ALSK) is a leading provider of high-speed wireless, mobile broadband, Internet, local, long-distance and advanced broadband solutions for businesses and consumers in Alaska. The Alaska Communications network includes advanced broadband and voice networks and the most diverse undersea fiber optic system connecting Alaska to the contiguous United States. For more information, visit www.alaskacommunications.com or www.alsk.com.

Forward-Looking Guidance

This press release includes information related to management's estimate of EBITDA and Free Cash Flow (FCF) for the year ending December 31, 2012. EBITDA and FCF, as defined by the Company, may not be consistent with EBITDA and FCF measures used by other companies are not measurements under generally accepted accounting principles (GAAP), and should not be a considered a substitute for other measures of financial performance recorded in accordance with GAAP. Management believes that EBITDA provides useful information to investors about the Company's performance because it eliminates the effects of period-to-period changes in costs associated with , interest income and expense, stock-based compensation expense, losses and gains associated with the extinguishment of debt and disposal of assets, gift of services, income tax expense and depreciation and amortization that are not directly attributable to the underlying performance of the Company's business operations. Similarly, FCF provides useful information about the ability of the Company to pay dividends and reduce its outstanding indebtedness. Due to the difficulty in forecasting and quantifying the amounts that would be required to be included in the most comparable GAAP measure, “net cash provided by operating activities” the Company is not providing an estimate of the year-end 2012 amount for that measure.

Forward-Looking Statements

This press release includes certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside ACS' control. Such factors include, without limitation, Verizon’s entry into the Alaska market, Universal Service Fund reforms, the outcome of on-going IRS audits, adverse national economic conditions, adverse conditions in the credit markets impacting the cost, including interest rates, and/or availability of financing, adverse local economic conditions, including an unexpected downturn in the Alaskan oil and gas or tourism markets, changes in capital expenditures, the effects of competition in our markets, the entry of one or more additional facilities-based carriers into the Alaska market, or other factors affecting the Company's ability to generate sufficient earnings and cash flows to continue to make dividend payments to its stockholders; the Company’s ability to complete, manage, integrate, market, maintain, and attract sufficient customers to the products and services it may derive, adverse changes in labor matters, including workforce levels, labor negotiations, and benefits costs; disruption of our suppliers' provisioning of critical products or services; the impact of natural or man-made disasters; changes in Company's relationships with large carrier or enterprise customers or its roaming partners; changes in revenue from universal service funds; unforeseen changes in public policies; changes in accounting policies, including the Company’s application of regulatory accounting rules, which could result in an impact on earnings; or disruptive technological developments in the telecommunications industry. For further information regarding risks and uncertainties associated with ACS' business, please refer to the Company's SEC filings, including, but not limited to, the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of the Company's SEC filings may be obtained by contacting its investor relations department at (907) 564-7556 or by visiting its investor relations website at www.alsk.com.

Schedule 1

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, In Thousands, Except Per Share Amounts)

	Three Months Ended
	March 31,
	2012	2011

Total operating revenues	$85,947	$86,593

Operating expenses:
Cost of services and sales	35,162	32,885
Selling, general & administrative	25,495	23,278
Depreciation and amortization	12,942	14,935
Loss on disposal of assets, net	280	43
Total operating expenses	73,879	71,141

Operating income	12,068	15,452

Other income and expense:
Interest expense	(9,559)	(9,692)
Loss on extinguishment of debt	(323)	-
Interest income	10	8
Total other income and expense	(9,872)	(9,684)

Income before income tax expense	2,196	5,768

Income tax expense	(1,067)	(3,069)

Net income	$1,129	$2,699

Net income per share:
Basic and diluted	$0.02	$0.06

Weighted average shares outstanding:
Basic	45,364	44,808
Diluted	45,624	46,106

Schedule 2

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands Except Per Share Amounts)

	March 31,	December 31,
Assets	2012	2011

Current assets:
Cash and cash equivalents	$17,865	$20,490
Restricted cash	5,088	4,956
Accounts receivable-trade, net of allowance of $5,577 and $5,788	34,413	36,986
Materials and supplies	6,845	5,412
Prepayments and other current assets	6,098	4,920
Deferred income taxes	6,062	6,596
Total current assets	76,371	79,360

Property, plant and equipment	1,427,699	1,428,597
Less: accumulated depreciation and amortization	(1,025,521)	(1,023,360)
Property, plant and equipment, net	402,178	405,237

Goodwill	8,850	8,850
Intangible assets	24,118	24,118
Debt issuance costs	8,997	9,515
Deferred income taxes	72,773	72,814
Equity method investment	2,060	2,060
Other assets	3,584	3,154
Total assets	$598,931	$605,108

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Current portion of long-term obligations	$26,502	$30,930
Accounts payable, accrued and other current liabilities	49,040	48,919
Advance billings and customer deposits	8,888	9,218
Total current liabilities	84,430	89,067

Long-term obligations, net of current portion	537,780	538,624
Other long-term liabilities	28,662	28,340
Total liabilities	650,872	656,031
Commitments and contingencies
Stockholders' equity (deficit):
Common stock, $.01 par value; 145,000 authorized	455	453
Additional paid in capital	142,934	144,631
Accumulated deficit	(186,559)	(187,688)
Accumulated other comprehensive loss	(8,771)	(8,319)
Total stockholders' equity (deficit)	(51,941)	(50,923)

Total liabilities and stockholders' equity (deficit)	$598,931	$605,108

Schedule 3

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, In Thousands)

	Three Months Ended
	March 31,
	2012	2011
Cash Flows from Operating Activities:
Net income	$1,129	$2,699
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	12,942	14,935
Amortization of debt issuance costs and debt discount	1,606	2,014
Stock-based compensation	717	1,344
Deferred income taxes	1,063	3,038
Provision for uncollectible accounts	550	495
Other non-cash expenses	429	228
Changes in operating assets and liabilities	1,135	(3,059)
Net cash provided by operating activities	19,571	21,694

Cash Flows from Investing Activities:
Capital expenditures	(10,018)	(8,188)
Change in unsettled capital expenditures	(3,131)	(859)
Net change in restricted accounts	(132)	-
Net cash used by investing activities	(13,281)	(9,047)

Cash Flows from Financing Activities:
Repayments of long-term debt	(6,417)	(1,294)
Debt issuance costs	-	(84)
Payment of cash dividend on common stock	(2,268)	(9,628)
Payment of withholding taxes on stock-based compensation	(231)	(1,912)
Proceeds from issuance of common stock	1	1
Net cash used by financing activities	(8,915)	(12,917)

Change in cash and cash equivalents	(2,625)	(270)

Cash and cash equivalents, beginning of period	20,490	15,316

Cash and cash equivalents, end of period	$17,865	$15,046

Supplemental Cash Flow Data:
Interest paid	$7,016	$9,838

Supplemental Noncash Transactions:
Dividend declared, but not paid	$2,278	$9,721
Additions to ARO asset	$22	$7

Schedule 4

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
EBITDA AND FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended
	March 31,
	2012	2011

Net cash provided by operating activities	$19,571	$21,694
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	(12,942)	(14,935)
Amortization of debt issuance costs and debt discount	(1,606)	(2,014)
Stock-based compensation	(717)	(1,344)
Deferred income taxes	(1,063)	(3,038)
Provision for uncollectible accounts	(550)	(495)
Other non-cash expenses	(429)	(228)
Changes in operating assets and liabilities	(1,135)	3,059
Net income	$1,129	$2,699
Add (subtract):
Interest expense	9,559	9,692
Loss on extinguishment of debt	323	-
Interest income	(10)	(8)
Depreciation and amortization	12,942	14,935
Loss on disposal of assets	280	43
Gift of services	-	(51)
Income tax expense	1,067	3,069
Stock-based compensation	717	1,344
EBITDA	$26,007	$31,723

Less:
Cash capital expenditures	(13,149)	(9,047)
Cash interest expense	(7,016)	(9,838)
Free cash flow	$5,842	$12,838

Revenue	$85,947	$86,593

EBITDA Margin	30.3%	36.6%

Note: In an effort to provide investors with additional information regarding the Company's results as determined by generally accepted accounting principles (GAAP), the Company also discloses certain non-GAAP information which management utilizes to assess performance and believes provides useful information to investors. The Company has disclosed its net income before interest, provisions for taxes, depreciation expense, gain or loss on asset purchases or disposals, gift of services, amortization of intangibles and stock-based compensation expense (EBITDA), and EBITDA Margin, defined as EBITDA divided by Operating Revenues, and Free Cash Flow as reconciled above, because the Company believes they are important indicators providing information about our ability to service debt, pay dividends and fund capital expenditures. EBITDA, EBITDA Margin and Free cash flow are not GAAP measures and should not be considered a substitute for net cash provided by operating activities and other measures of financial performance recorded in accordance with GAAP.

Schedule 5

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
Revenue Mix
(Unaudited, In Thousands Except Per Share Amounts)

	Three Months Ended
	March 31,
Operating revenues:	2012	2011
Business and wholesale
Retail service revenue
Voice	$6,040	$6,480
Broadband	8,118	7,020
Equipment sales	336	303
Wholesale and other	11,954	10,455
Total business and wholesale revenue	26,448	24,258

Consumer
Retail service revenue
Voice	4,936	5,422
Broadband	4,349	4,156
Equipment sales	42	51
Other	266	258
Total consumer revenue	9,593	9,887
Wireless
Retail service revenue
Voice	12,667	13,939
Broadband	5,551	4,686
Equipment sales	1,172	1,373
Foreign roaming	8,776	6,186
Other	946	1,127
Total wireless revenue	29,112	27,311

Access and CETC
CETC	5,527	9,475
High cost support	4,949	6,790
Switched, special and other access	10,318	8,872
Total access and CETC	20,794	25,137

Total revenues	$85,947	$86,593

Revenue mix:
Business and wholesale	31%	28%
Consumer	11%	11%
Wireless	34%	32%
Access and CETC	24%	29%

Retail Service Revenue % of Total Revenues	48%	48%
Broadband % of Total Service Revenue	43%	38%

Notes: Broadband contains the following dial-up revenue:
First Quarter 2012: $101 Consumer and $27 Business.
First Quarter 2011: $135 Consumer, and $31 Business.

In 2012, our financial presentation has been remapped to focus on expanded customer groups. Significant changes in presentation include:

- Retail, Enterprise and Wholesale revenue in our prior presentation are now included in the categories of Business and Wholesale, Consumer, and Access and CETC.

- Access and CETC revenue has been combined into one group with CETC and Access broken out into Switched, Special, Other Access, and High Cost Support line items.

- Wireless revenue included CETC in our prior presentation and is now included in the category Access and CETC.

A one page illustration of the enhanced reporting changes, included within the financial reporting titled Revenue Mix - Schedule 5, will be available at www.alsk.com in the “Investor FAQs” section. Select the question: How can I find more information on Alaska Communications enhanced reporting changes?

Schedule 6

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
KEY OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2012	2011	2011

Voice:
Consumer access lines	61,422	62,507	66,582
Business access lines	82,317	83,055	85,550

Voice ARPU consumer	$26.55	$26.52	$26.93
Voice ARPU business	$24.35	$24.07	$25.11

Broadband:
Consumer connections	38,449	38,743	41,027
Business connections	19,076	19,143	18,961

ARPU consumer	$37.56	$36.52	$33.73
ARPU business	$141.60	$140.37	$126.66

Wholesale lines	22,157	23,063	24,664

Wireless:
Postpaid connections	106,133	107,530	108,639
Prepaid connections	11,023	10,029	7,604
Total	117,156	117,559	116,243

Retail wireless ARPU	$51.83	$53.54	$52.64
Wireless broadband ARPU	$17.35	$17.17	$14.78

Churn:

Voice access lines	1.3%	1.4%	1.4%
Broadband connections	2.3%	2.6%	3.1%
Wireless connections	2.3%	2.2%	2.7%

Wireless equipment subsidy	$1,799	$2,264	$3,074

Note: Broadband contains the following dial-up connections:
March 31, 2012: 2,620 Consumer and 516 Business.
December 31, 2011: 2,831 Consumer, and 529 Business.
March 31, 2011: 3,435 Consumer, and 594 Business.

CONTACT:
Alaska Communications Investors:
Vice President, Investor Relations and Financial Planning & Analysis
Michael Allen, 907-564-7556
investors@acsalaska.com